UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C.  20549


FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  June 2, 2009


NASUS CONSULTING, INC.
(Exact name of registrant as specified in its charter)


Commission File Number:  333-150135


Nevada						   04-3526451
(State of other jurisdiction 			  (IRS Employer
of Incorporation)				   Identification No.)


258 Southhall Lane, Suite 420, Maitland, Florida 32751
(Address to principal executive offices, including zip code)


(512) 402-5822 or toll free (877) 209-9618
(Registrant?s telephone number, including area code)


83 Fisher Street, Millville, Massachusetts 01504
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)

__	Soliciting material pursuant to Rule 14a-2 under the Exchange Act
	(17 CFR 210.14a-12)

__	Pre-commencement communications pursuant to Rule 14d-2(b) under the
	Exchange Act (17 CFR 240.14d-2(b))

__	Pre-commencement communications pursuant to Rule 13e-4(c) under the
	Exchange Act (17 CFR 240.13e-4(c))


Forward-Looking Statements

	In addition to the historical information contained herein, this Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which may include, but not be limited to statements concerning plans, objectives, goals, strategies, prospects, revenues, liquidity and capital resources, financial needs and future performance, costs and expenditures. Such statements may be identified or qualified, without limitation, by words such as "likely", "will", "suggests", "may", 'would", "could", "should", "expects", "anticipates", "estimates", "plans", "projects", "believes", or similar expressions (and variants of such words or expressions). Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance, achievements and results may differ materially from those expressed, projected, or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, our ability to raise any additional financing to support our new business strategy, our ability to compete with larger competitors, our dependence on the continued service of our new management, our ability to establish a market for our future products and services, if and when developed, lack of marketing experience, and the other risks and uncertainties described or discussed in the section "Risk Factors" in the Company's Annual Report filed on the Form 10-K. The forward-looking statements contained herein represent our judgment as of the date of this Current Report on Form 8-K, and we caution readers not to place undue reliance on such statements.

Item 1.01	Entry into a Material Definite Agreement

	On May 27, 2009, we, along with our principal shareholders, Russell R. Desjourdy and Lynn Desjourdy ("Selling Shareholders"), executed a Stock Purchase Agreement to sell, transfer, and deliver 800,000 shares of unregistered common stock ("Common Stock") representing approximately 70.67% of the total issued and outstanding shares of our Common Stock. Under the terms of the Stock Purchase Agreement, each of the Selling Shareholders sold 400,000 shares of Common Stock to Oleksandr Shalash and Ivan Hrubi (the "Purchasers") on May 27, 2009, for the total sum of $212,020 that was paid by the Purchasers in cash.

	Mr. Desjourdy together with all of our remaining officers and directors voluntarily resigned from their respective offices and positions effective as of May 27, 2009.

	Further and in accordance with the terms and conditions of the Stock Purchase Agreement, Mr. Desjourdy voluntarily resigned from his employment with us and executed a General Release in our favor together with all of our officers, directors, employees and other representatives which released and discharged all claims Mr. Desjourdy may have had against us and all amounts that he may have been owed by us.

	All of our assets were excluded from the Stock Purchase
Agreement and were distributed to Mr. Desjourdy as compensation for the voluntary termination of his Employment Agreement and execution of the General Release.

Item 1.02	Termination of a Material Agreement

	In connection with the execution of the Stock Purchase Agreement, Mr. Desjourdy as our sole employee also voluntarily terminated his Employment Agreement with us which was scheduled to end on December 31, 2009. In consideration for his voluntary resignation of employment, we distributed all of our assets to Mr. Desjourdy upon execution of the Stock Purchase Agreement. In addition, we have ceased operating our information technology ("IT") services business and shall no longer perform any IT services including consulting services for our major customer through the Software Development Agreement dated August 1, 2000. As a result of these events, we shall no longer derive any revenues from those sources.

	Our new management, as identified in Item 5.02 of this Form 8-K, is presently negotiating the purchase, or an exclusive licensing arrangement of certain technology from a European company domiciled in Luxembourg.

	The technology if purchased or licensed by us is intended to serve as the foundation platform for the development of a range of Massively Multiplayer Online ("MMO"), virtual reality experiences for on-line internet entertainment, education and social and business interactive purposes.

Item 2.01	Disposition of Assets

	As previously noted in this Report, on May 27, 2009, we distributed and transferred all of our assets to Russell R. Desjourdy in consideration for the voluntary termination of his Employment Agreement and his execution of the General Release as discussed in Items 1.01 and 1.02 of this Report. The assets that we distributed to Mr. Desjourdy included cash, accounts receivable, tax refunds, domain names, websites and equipment which collectively had a value of approximately $21,000 as of March 31, 2009. There have been no material changes to our financial condition between that date and May 27, 2009, when the assets were distributed.

Item 5.01	Changes in Control of Registrant

	On May 27, 2009, our principal shareholders, Russell R. Desjourdy and Lynn Desjourdy ('Selling Shareholders"), sold 800,000 shares of our Common Stock to Oleksandr Shalash and Ivan Hrubi ("Purchasers"). The shares of Common Stock sold in this transaction represented approximately 70.67% of our total issued and outstanding shares of Common Stock and constitute a majority of our securities that are entitled to vote. Oleksandr Shalash and Ivan Hrubi paid the total sum of $212,020 in cash from their personal funds to Russell
R. Desjourdy and Lynn Desjourdy as full consideration for the 800,000 shares of Common Stock. Mr. Desjourdy and Ms. Desjourdy each received cash in the amount of $106,010 for the sale of 400,000 shares of Common Stock that they had directly owned.

	No arrangements or understandings between the Selling
Shareholders and the Purchasers were created or exist with respect to the election of directors or any other maters that relate to or affect us.

	There are no arrangements known to us including any pledge by any person of shares of our Common Stock, which may at a subsequent date result in a change of control of our business.

Item 5.02	Departure of Directors and Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers

	In connection with the execution and consummation of the Stock Purchase Agreement as more fully described herein, Russell R. Desjourdy, Lawney M. Tinio and Sashu Rodriguez each voluntarily resigned from our Board of Directors on May 27, 2009. Mr. Desjourdy also voluntarily resigned from his positions as our Chief Executive Officer and Chief Financial Officer on May 27, 2009. Paul Desjourdy, the brother of Russell R. Desjourdy, also voluntarily resigned his position as our Secretary which took effect on May 27, 2009. Messrs. Tinio and Rodriguez did not hold any other positions and we did not have any other officers or directors prior to the date of the Stock Purchase Agreement other than those individuals that are identified herein. Our Board of Directors does not maintain any committees.

	On May 27, 2009, following the resignations by all members of our Board of Directors and the resignations by our Chief Executive Officer, Chief Financial Officer and Secretary, shareholders owning one hundred percent (100%) of our Common Stock unanimously consented in accordance with the provisions of the Nevada Revised Statutes ("NRS") Section 78.320 to the appointment of John Jenkins, age 59, to serve as our President, Chief Executive Officer and Chief Financial Officer, and Robert Ogden, age 48, to serve as our Treasurer and Secretary. Both Messrs. Jenkins and Odgen shall hold these offices until their successors are chosen pursuant to Chapter 78 NRS or due to their resignation or inability to serve based on death or disability. The officers appointed shall serve under the governance and at the direction of our Board of Directors.

	On May 27, 2009, and in accordance with the provisions of NRS Sections 78.320 and 78.330, our shareholders voted unanimously to elect the following individuals to serve on our Board of Directors:

(i)	Oleksandr Shalash, age 39
(ii)	John Jenkins, age 59
(iii)	Thomas Kellgren, age 56

        Each member of our Board of Directors shall serve until the next annual meeting of our shareholders unless removed prior to that time in accordance with Chapter 78 NRS or unless a member should voluntarily resign or be unable to serve due to death or disability. In addition and until his successor is chosen or he chooses to resign or be unable to serve, Mr. Shalash was appointed to serve as the new Chairman of our Board of Directors.

Directors and Executive Officers

        Set forth below is a brief description of the background and business experience for the past five (5) years or more of our newly appointed officers and elected directors following the execution and consummation of the Stock Purchase Agreement:

         Oleksandr Shalash, Chairman of the Board of Directors. Between 1998 and 2009, Mr. Shalash held a number of positions with the asset management and equity research departments at large financial institutions located in London and Zurich, Switzerland, including Lehman Brothers International Holdings, SwissCanto and Bank Julius Baer. From 2007 to 2009, Mr. Shalash served as the Managing Director and Senior Advisor for the emerging market equities division of Bank Julius Baer, which is headquartered in Zurich. Recently, in 2009, Mr. Shalash became a partner with Bellevue Management, a Swiss asset management company, where he is responsible for emerging market investments.

         John Jenkins, President, Chief Executive Officer, Chief Financial Officer and Director. Between 1990 and 1995, Mr. Jenkins served as the President of Morgan Technical Ceramics, Inc., a wholly owned subsidiary of Morgan Crucible, plc, a diversified industrial products company based in England, whose common stock is publicly traded on the London Stock Exchange. In 1995 and until 2000, Mr. Jenkins was the Chief Executive Officer, President and Chairman of the Board of Directors for TAVA Technologies, Inc. (NASDAQ-TAVA), a national systems integration business focused on industrial process control. In 2001, Mr. Jenkins became the Chairman of the Board of Directors and Chief Executive Offer for SAN Holdings (OTC-BB SANZ), a data storage solutions provider and served in those positions until 2007. In 2007, Mr. Jenkins became and continues to be a principal with Princeton Partners, an organization that provides corporate governance and operations consulting services to private and public companies. Mr. Jenkins also currently serves as a director of Smart Move, Inc. (AMEX-MVE) and until 2004, served as a director of Colorado Medical Technologies (NASDAQ-CMED).

          Thomas E. Kellgren, Director. Mr. Kellgren has been involved in the insurance industry since 1976. In 1998, he formed CU Insurance Professionals, Inc., a privately held company to sell insurance products and services to credit unions. In 2006, Mr. Kellgren sold all of his ownership in this company to Allied Solutions, LLC, a limited liability company. Following this transaction, Mr. Kellgren became and continues to be affiliated with Allied Solutions, LLC, as a regional Vice President where his responsibilities include servicing client relationships he had previously developed and also soliciting new clients for insurance products and services.

          Robert Ogden, Treasurer, Secretary. Between 1997 to 2000, Mr. Ogden served as Vice President, Corporate Controller and Chief Accounting Officer for TAVA Technologies, Inc. (NASDAQ-TAVA), a publicly held national systems integration and software company. From 2000 until 2004, Mr. Ogden served as an independent financial consultant providing financial controller and reporting services for private and public companies in a variety of industries which included software, computer hardware and financial services. From 2004 to 2007, Mr. Ogden served as the Chief Financial Officer, Treasurer and Secretary of SAN Holdings (OTC-BB SANZ), a data storage solutions provider and was responsible for all administrative and finance functions. Since 2007, Mr. Ogden has performed financial consulting services for private and publicly held companies. Mr. Ogden also currently serves as the Chief Financial Officer, Treasurer and Secretary to Omni Bio Pharmaceutical, Inc. (OTC-BB AAFS), and its wholly owned subsidiary, Omni Bio Operating, Inc. Omni Bio Pharmaceutical, Inc. and its wholly owned subsidiary, Omni Bio Operating, Inc., is a developmental stage biotechnology company that has been advancing broad spectrum therapeutics targeting bacterial and viral diseases, biohazards, diabetes and transplant rejection. Mr. Ogden is also a Certified Public Accountant and was formerly employed as a public accountant with the firm of PriceWaterhouse Coopers.

Consulting Arrangement

	On May 27, 2009, we entered into a consulting arrangement with John Jenkins to serve as our President, Chief Executive Offer, Chief Financial Offer and Director. Under the terms of this arrangement, Mr. Jenkins shall be compensated at a rate of $165 per hour. In addition, we are responsible to reimburse Mr. Jenkins for reasonable and necessary expenses he incurs on our behalf. We have no other material plan, contract or arrangement to which a named executive officer is a party.



Director Compensation

	The members of the Board of Directors are not presently provided any cash or other compensation for attendance at board meetings. All directors will be reimbursed for ordinary and necessary travel expenses incurred to attend each board meeting.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description_______________________________________

EX-10		Stock Purchase Agreement dated May 27, 2009.

EX-17.1		Resignation of Russell R. Desjourdy

EX-17.2		Resignation of Sashu Rodriguez

EX-17-3		Resignation of Lawney M. Tinio

EX-17.4		Resignation of Paul C. Desjourdy




Signature

		Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							NASUS CONSULTING, INC.



Dated:  June 2, 2009			   		By:/s/ John Jenkins

							   John Jenkins
							   President and Chief Executive Officer